Exhibit 99.1

Natural Resource Partners L.P. 601 Jefferson St., Suite 3600, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P.

Reports Second Quarter 2014 Results

•	Revenues of $90.6 million

•	Net income per unit of $0.28

•	Before considering an impairment, net income per unit of $0.33

•	Distributable cash flow of $64.9 million

•	EBITDA of $77.2 million

•	Distribution of $0.35 per unit

HOUSTON, August 6, 2014 – Natural Resource Partners L.P. (NYSE:NRP) today reported revenues of $90.6 million for the second quarter of 2014 compared to $86.8 million for the second quarter of 2013, and distributable cash flow, a non-GAAP measure, of $64.9 million compared to $90.7 million for the second quarter of 2013. Net income per unit was $0.28 in the second quarter of 2014 versus $0.37 per unit in the second quarter of 2013. Before considering an asset impairment expense of $5.6 million for an intangible asset related to an aggregates property, net income per unit for the second quarter 2014 was $0.33. NRP reported EBITDA, a non-GAAP measure, of $77.2 million in the second quarter 2014 compared to $76.1 million for the second quarter 2013. Reconciliations of the non-GAAP measures of distributable cash flow and EBITDA are included in the tables at the end of this release.

“Strong performances in the first half of the year from our oil and gas, soda ash and Illinois coal businesses offset the challenges that we continue to face in the Appalachian coalfields,” said Nick Carter, President and COO. “Our diversification efforts have provided significant benefits to NRP and consequently our combined operating results for the first six months were in line with our expectations.”

At the end of the second quarter, NRP had approximately $373 million in liquidity, consisting of $70 million in cash and $303 million available under its revolving credit facilities. During the second quarter of 2014, NRP reduced its debt by $12.3 million bringing the total net reduction for the first half of the year to $51.5 million.

“Following through on our stated goal earlier this year, we have used the excess cash generated by our substantial distribution coverage to reduce our leverage,” said Dwight Dunlap, Chief Financial Officer. “We intend to continue to pay down our debt over the remainder of the year and use our liquidity and improved credit to fund the growth and continued diversification of NRP.”

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 2 of 17

Reaffirmed Guidance and Market Outlook

Excluding a $5.6 million impairment charge taken in the second quarter, NRP is reaffirming its initial guidance for 2014. While NRP anticipates that coal related revenues may be lower than the initial guidance, revenues from other sources are expected to increase, offsetting those declines.

“We are pleased that our first half results matched our expectations, and anticipate continued strong performance in the second half of the year from our soda ash, oil and gas and Illinois Basin coal operations,” said Wyatt Hogan, Executive Vice President.

NRP’s Williston Basin assets are benefitting from strong oil markets and production growth from new wells coming on line in the Bakken/Three Forks play. In addition, NRP’s soda ash business continues to perform well, and is on pace to distribute approximately $46 million to NRP in 2014. The domestic soda ash market remains steady, while the international market for soda ash continues to improve, as global production capacity for high-cost synthetic soda ash continues to be reduced.

While the thermal coal market was starting to show signs of recovery earlier this year aided by the cold winter and higher natural gas prices, the cooler than anticipated summer so far has dampened some of the optimism around thermal coal prices. The global metallurgical coal market continues to suffer from oversupply in addition to reduced demand from China, and NRP does not anticipate metallurgical coal prices recovering in 2014. NRP has exposure to three mines included in Alpha’s recent WARN notice issued in West Virginia, but even if these mines are ultimately idled, it would not have a material impact on NRP’s 2014 forecast as the mines are projected to continue full operations through the third quarter. While other lessees have also announced potential idling of mines through WARN notices, NRP does not anticipate a material impact on its 2014 results. In contrast, NRP believes that thermal coal production from its low-cost Illinois Basin properties will continue to remain strong.

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 3 of 17

Second Quarter 2014 compared to Second Quarter 2013

Highlights	Quarter Ended			For the Six Months Ended
	June	June	%	June	June	%
	2014	2013	Change	2014	2013	Change
	(in thousands except per unit and per ton)			(in thousands except per unit and per ton)
Revenues
Total revenues and other income	$90,561	$86,804	4%	$170,870	$181,136	-6%
Coal production (tons)	11,851	14,894	-20%	24,103	28,727	-16%
Average coal royalty revenue per ton	$3.86	$3.91	-1%	$3.70	$3.92	-6%
Coal royalty revenues	$45,763	$58,210	-21%	$89,298	$112,652	-21%
Other coal related revenue	$9,598	$9,197	4%	$18,436	$32,598	-43%
Total coal related revenues	$55,361	$67,407	-18%	$107,734	$145,250	-26%
Aggregates and industrial minerals related revenue(1)	$12,964	$10,781	20%	$26,139	$20,785	26%
Oil and gas related revenue	$17,822	$4,093	335%	$27,880	$5,856	376%
Operating Expenses	$40,158	$31,472	28%	$68,028	$63,276	8%
Net income
Net income to limited partners	$30,779	$40,244	-24%	$62,732	$87,192	-28%
Net income per unit	$0.28	$0.37	-24%	$0.57	$0.80	-29%
Average units outstanding	110,403	109,812	1%	110,127	109,352	1%
Net income before considering the impairment (1)
Net income to limited partners	36,290	40,678	-11%	68,243	87,911	-22%
Net income per unit	$0.33	$0.37	-11%	$0.62	$0.80	-23%
Distributable cash flow(2)	$64,944	$90,650	-28%	$103,871	$135,135	-23%
EBITDA(2)	$77,178	$76,068	1%	148,898	156,683	-5%
EBITDA margin(2)	85%	88%	-3%	87%	87%	0%

(1)	Aggregates and industrial minerals include the equity and other unconsolidated investment income associated with the OCI Wyoming soda ash business.
(2)	See “Non-GAAP Financial Measures” and reconciliation tables at the end of the release.

Revenues and other income

Second quarter 2014 total revenues and other income increased 4% from the same period of 2013. NRP benefitted from its diversification into other asset classes, as revenues other than coal related revenues more than offset the declines experienced in coal related revenues. Coal production volumes decreased 20% to 11.9 million tons, while average coal royalty revenue per ton decreased 1% to $3.86 per ton, which led to a 21% reduction in coal royalty revenues to $45.8 million from the second quarter 2013. The reductions in production and price realizations were primarily related to NRP’s Appalachian properties.

Metallurgical coal accounted for 36% of NRP’s coal production and 43% of its coal royalty revenues for the second quarter of 2014 compared to 28% of production and 40% of coal royalty revenues in the second quarter of 2013.

Revenues other than coal related revenues nearly doubled from the second quarter 2013 primarily due to increased oil and gas revenues and our investment in the soda ash business.

Oil and gas revenues increased nearly six-fold over the second quarter of 2013 to $10.1 million, primarily due to the revenues generated by NRP’s Williston Basin properties acquired in the second half of 2013. NRP also recognized a 19% increase in the equity income associated with NRP’s investment in the soda ash business due to both an increase in net income for the business as well as 23 additional days of income in 2014 over 2013.

Operating expenses

Total operating expenses for the second quarter 2014 rose $8.7 million to $40.2 million from the second quarter 2013. The increase was mainly due to $2.3 million of operating expenses associated with NRP’s Williston Basin oil and gas properties acquired in the second half of 2013, and a $5.6 million asset impairment expense recorded in 2014.

Net income attributable to the limited partners

Net income attributable to the limited partners and net income per unit decreased in the second quarter of 2014 compared to the 2013 period to $30.8 million, or $0.28 per unit, from $40.2 million or $0.37 per unit. Approximately half of the decrease was associated with the non-cash impairment charge. Before considering the impairment, net income attributable to the limited partners and net income per unit were $36.3 million and $0.33 per unit, respectively.

Distributable cash flow

Distributable cash flow decreased by 28% to $64.9 from $90.7 million mainly due to $12.1 million less in distributions from OCI and increased interest expense.

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 4 of 17

EBITDA

EBITDA for the second quarter 2014 remained relatively flat at $77.2 million compared to the EBITDA generated in the second quarter 2013 of $76.1 million.

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 5 of 17

Second Quarter 2014 compared to First Quarter 2014

Highlights	Quarter Ended
	June 2014	March 2014	% Change
	(in thousands, except per ton and per unit)
Revenues and other income
Total revenues and other income	$90,561	$80,309	13%
Coal production (tons)	11,851	12,252	-3%
Average coal royalty revenue per ton	$3.86	$3.55	9%
Coal royalty revenues	$45,763	$43,536	5%
Other coal related revenue	$9,598	$8,837	9%
Total coal related revenue	$55,361	$52,373	6%
Aggregates and industrial minerals related revenue(1)	$12,964	$13,175	-2%
Oil and gas related revenue	$17,822	$10,058	77%
Operating expenses	$40,158	$27,870	44%
Net income
Net income to limited partners	$30,779	$31,953	-4%
Net income to the limited partners, before considering the impairment(1)	$36,290	$31,953	14%
Net income per unit	$0.28	$0.29	-4%
Net income per unit, before considering the impairment(1)	$0.33	$0.29	13%
Average units outstanding	110,403	109,848	1%
Distributable cash flow(2)	$64,944	$38,927	67%
EBITDA(2)	$77,178	$71,720	8%
EBITDA margin(2)	85%	89%	-5%

(1)	Aggregates and industrial minerals include the equity and other unconsolidated investment income associated with the OCI Wyoming soda ash business.
(2)	See “Non-GAAP Financial Measures” and reconciliation tables at the end of the release.

Revenues and other income

Total revenues and other income for the second quarter increased $10.3 million or 13% from the first quarter, predominantly due to a $3.0 million increase in coal related revenues and a $7.8 million increase in oil and gas revenues. In the second quarter, NRP realized increased coal royalty revenues due to increased average realizations per ton of coal, relative to the first quarter, and increased oil and gas revenue due to increased oil and gas activity. The increased realizations were mainly due to the mix of coal properties.

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 6 of 17

Operating expenses

Operating expenses increased $12.3 million over the previous quarter predominantly due to the following:

•	Increased depreciation, depletion and amortization (non-cash) of $1.7 million due to production from higher cost properties in this quarter versus the previous quarter

•	Impairment charge (non-cash) of $5.6 million

•	Increased general and administrative expenses of $3.2 million were mainly due to a negative accrual for the long term incentive plan in the first quarter due to the drop in unit price. The second quarter reflects more of a normal accrual.

•	Increased property, franchise and other taxes of $1.3 million predominantly due to severance taxes on oil and gas income

Net income attributable to the limited partners

Net income attributable to the limited partners and net income per unit decreased in the second quarter from the previous quarter by $1.2 million and $0.01 per unit, respectively. Before considering the non-cash impairment charge taken in the second quarter, net income attributable to the limited partners would have increased by $4.3 million to $36.3 million while net income per unit would have increased by $0.04 to $0.33 per unit.

Distributable cash flow

Distributable cash flow increased to $64.9 million, up from $38.9 million reported in the first quarter mainly due to changes in the balance sheet included in net cash provided by operating activities, as well as additional distributions received from OCI in the second quarter.

EBITDA

EBITDA for the second quarter 2014 increased over the first quarter by $5.5 million due to increased revenues.

Distributions

As reported on July 22, 2014, the Board of Directors of NRP’s general partner declared a quarterly distribution of $0.35 per unit for the second quarter 2014.

Company Profile

Natural Resource Partners L.P. is a master limited partnership headquartered in Houston, TX, with its operations headquarters in Huntington, WV. NRP is principally engaged in the business of owning and managing mineral reserve properties. NRP owns interests in coal, aggregates and industrial minerals and oil and gas across the United States that generate royalty and other income for the partnership. In addition, NRP owns an equity investment in OCI Wyoming, a trona/soda ash operation, and owns non-operated working interests in oil and gas properties.

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 7 of 17

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Non-GAAP Financial Measures

“Distributable cash flow” represents cash flow from operations plus any proceeds from the sale of assets plus the return on direct financing lease and contractual overrides shown in the cash flows from investing activities section of the cash flow statement. Distributable cash flow is a “non-GAAP financial measure” that is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is a significant liquidity metric that is an indicator of NRP’s ability to make quarterly cash distributions to its partners. Distributable cash flow is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. A reconciliation of distributable cash flow to net cash provided by operating activities is included in the tables attached to this release. Distributable cash flow may not be calculated the same for NRP as other companies.

“EBITDA” is a non-GAAP financial measure that we define as earnings before interest, taxes, depreciation, depletion and amortization and asset impairment. “EBITDA,” as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. EBITDA provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax positions. EBITDA does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital and other commitments and obligations. Our management team believes EBITDA is useful in evaluating our financial performance because this measure is widely used by analysts and investors for comparative purposes. EBITDA is a financial measure widely used by investors in the high-yield bond market. There are significant limitations to using EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies and the different methods of calculating EBITDA reported by different companies.

“EBITDA margin” represents NRP’s EBITDA as a percentage of total revenues and other income.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, decreases in demand for coal, oil and gas, and aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; commodity prices; unanticipated geologic problems; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

14-10	-Financial statements follow-

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 8 of 17

Natural Resource Partners L.P.

Operating Statistics - Coal Related Revenue

(in thousands except per ton data)

	Quarter Ended		For the Six Months Ended
	June	June	June	June
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Coal Royalties:
Coal royalty production (tons):
Appalachia
Northern	1,826	3,531	4,477	7,272
Central	5,288	5,826	9,664	10,946
Southern	949	1,163	1,933	2,267

Total Appalachia	8,063	10,520	16,074	20,485
Illinois Basin	3,416	3,012	6,538	5,906
Northern Powder River Basin	173	969	1,052	1,764
Gulf Coast	199	393	439	572

Total	11,851	14,894	24,103	28,727

Average royalty revenue per ton:
Appalachia
Northern	$1.07	$1.20	$0.91	$1.25
Central	4.50	5.18	4.53	5.17
Southern	5.14	6.32	5.35	6.64
Total Appalachia	3.80	3.97	3.62	3.94
Illinois Basin	4.12	4.26	4.06	4.32
Northern Powder River Basin	2.09	2.37	2.83	2.51
Gulf Coast	3.54	3.29	3.46	3.42
Combined average royalty revenue per ton	$3.86	$3.91	$3.70	$3.92
Coal royalty revenues:
Appalachia
Northern	$1,958	$4,242	$4,096	$9,126
Central	23,781	30,185	43,818	56,591
Southern	4,875	7,352	10,339	15,052

Total Appalachia	$30,614	$41,779	$58,253	$80,769
Illinois Basin	14,083	12,843	26,553	25,500
Northern Powder River Basin	362	2,295	2,972	4,424
Gulf Coast	704	1,293	1,520	1,959

Total	$45,763	$58,210	$89,298	$112,652

Other coal related revenues:
Override revenue	1,402	2,582	2,746	6,444
Transportation and processing fees	5,996	5,030	11,093	11,005
Minimums recognized as revenue	1,338	549	2,808	5,005
Reserve swap	—	—	—	8,149
Wheelage	862	1,036	1,789	1,995

Total other coal related revenues	$9,598	$9,197	$18,436	$32,598

Total coal revenues	$55,361	$67,407	$107,734	$145,250

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 9 of 17

Natural Resource Partners L.P.

Operating Statistics - Aggregates and Industrial Minerals

(in thousands except per ton data)

	Quarter Ended		For the Six Months Ended
	June	June	June	June
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Aggregate royalty revenues and production
Tonnage	927	1,463	2,142	2,746
Average royalty per ton	$0.69	$1.20	$0.99	$1.20
Total aggregate royalty revenues	$644	$1,751	$2,125	$3,303
Other aggregate related revenue	$2,919	$1,148	$4,834	$2,552

Total aggregate related revenues	$3,563	$2,899	$6,959	$5,855

Equity and other unconsolidated investment earnings	$9,401	$7,882	$19,180	$14,930

Total aggregates and industrial minerals related revenue	$12,964	$10,781	$26,139	$20,785

Cash distributions received from OCI Wyoming	$13,923	$26,702	$25,568	$26,939

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 10 of 17

Natural Resource Partners L.P.

Operating Statistics - Oil and Gas

(in thousands except per unit data)

	Quarter Ended		Six Months Ended
	June	June	June	June
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Williston Basin non-operated working interests
Production volumes
Oil (MBbls)	139	N/A	207	N/A
Natural gas (Mcf)	97	N/A	112	N/A
NGL (MBoe)	10	N/A	12	N/A
Average sales price per unit
Oil ($/Bbl)	$93.40	N/A	$95.86	N/A
Natural gas ($/Mcf)	$5.71	N/A	$7.54	N/A
NGL ($/Boe)	$35.40	N/A	$48.50	N/A
Revenues
Oil	$12,982	N/A	$19,842	N/A
Natural gas	$554	N/A	$844	N/A
NGL	$354	N/A	$582	N/A

Total	$13,890	N/A	$21,268	N/A
Other oil and gas related revenues	$3,932	$4,093	$6,612	$5,856

Total oil and gas revenues	$17,822	$4,093	$27,880	$5,856

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 11 of 17

Natural Resource Partners L.P.

Consolidated Statements of Comprehensive Income

(in thousands, except per unit data)

	Quarter Ended		For the Six Months Ended
	June	June	June	June
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenues and other income:
Coal related revenues	$55,361	$67,407	$107,734	$145,250
Aggregate related revenues	3,563	2,899	6,959	5,855
Oil and gas related revenues	17,822	4,093	27,880	5,856
Equity and other unconsolidated investment income	9,401	7,882	19,180	14,930
Property taxes	3,378	3,849	7,345	7,796
Other	1,036	674	1,772	1,449

Total revenues and other income	90,561	86,804	170,870	181,136
Operating expenses:
Depreciation, depletion and amortization	16,350	17,411	30,997	32,173
Asset impairments	5,624	443	5,624	734
General and administrative	9,029	8,878	14,886	20,464
Property, franchise and other taxes	6,201	4,225	11,069	8,576
Oil and gas lease operating expenses	2,291	—	4,212	—
Transportation costs	462	328	884	787
Royalty payments	201	187	356	542

Total operating expenses	40,158	31,472	68,028	63,276

Income from operations	50,403	55,332	102,842	117,860
Other income (expense)				—
Interest expense	(19,037)	(14,440)	(38,897)	(29,103)
Interest income	41	173	67	214

Income before non-controlling interest	$31,407	$41,065	$64,012	$88,971
Non-controlling interest	—	—	—	—

Net income	$31,407	$41,065	$64,012	$88,971

Net income attributable to:
General partner	$628	$821	$1,280	$1,779

Limited partners	$30,779	$40,244	$62,732	$87,192

Basic and diluted net income per limited partner unit:	$0.28	$0.37	$0.57	$0.80

Weighted average number of units outstanding:	110,403	109,812	110,127	109,352

Comprehensive income	$31,243	$41,116	$63,748	$89,076

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 12 of 17

Natural Resource Partners L.P.

Consolidated Statements of Cash Flow

(in thousands, except per unit data)

	Quarter Ended		For the Six Months Ended
	June	June	June	June
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$31,407	$41,065	$64,012	$88,971
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	16,350	17,411	30,997	32,173
Gain on reserve swap	—	—	—	(8,149)
Equity and other unconsolidated investment income	(9,401)	(7,882)	(19,180)	(14,930)
Distributions of earnings from unconsolidated investments	10,290	15,925	21,935	16,162
Non-cash interest charge, net	721	279	1,468	555
Gain on sale of assets	—	—	—	(150)
Asset impairment	5,624	443	5,624	734
Change in operating assets and liabilities:
Accounts receivable	3,375	4,781	(3,685)	4,250
Other assets	336	(3,251)	318	(2,985)
Accounts payable and accrued liabilities	1,257	1,094	(413)	221
Accrued interest	(6,145)	1,349	(1,772)	(576)
Deferred revenue	3,357	5,445	7,099	9,951
Accrued incentive plan expenses	2,149	2,036	(5,916)	(1,219)
Property, franchise and other taxes payable	1,688	1,041	(849)	(1,359)

Net cash provided by operating activities:	61,008	79,736	99,638	123,649

Cash flows from investing activities:
Oil and gas capital expenditures	(6,319)	—	(8,123)
Acquisition of land, coal, other mineral rights, and related intangibles	(768)	—	(768)	—
Acquisition or construction of plant and equipment	(135)	—	(135)	—
Acquisition of equity interests	—	(40)	—	(292,979)
Distributions from unconsolidated investments	3,633	10,777	3,633	10,777
Proceeds from sale of assets	—	—	—	154
Return on direct financing lease and contractual override	303	137	600	555

Net cash used in investing activities	(3,286)	10,874	(4,793)	(281,493)

Cash flows from financing activities:
Proceeds from loans	—	43,000	2,000	243,000
Repayment of loans	(12,317)	(42,916)	(53,483)	(79,538)
Deferred financing costs	—	—	—	(1,621)
Proceeds from issuance of common units	9,329	—	13,842	75,000
Capital contribution by general partner	255	—	347	1,531
Costs associated with equity transactions	(381)	(13)	(438)	(60)
Distributions to partners	(39,421)	(61,630)	(79,613)	(124,688)

Net cash provided by (used in) financing activities	(42,535)	(61,559)	(117,345)	113,624

Net (decrease) in cash and cash equivalents	15,187	29,051	(22,500)	(44,220)
Cash and cash equivalents at beginning of period	54,826	76,153	92,513	149,424

Cash and cash equivalents at end of period	$70,013	$105,204	$70,013	$105,204

Supplemental cash flow information:
Cash paid during the period for interest	$24,432	$12,784	$39,135	$29,085

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 13 of 17

Natural Resource Partners L.P.

Consolidated Balance Sheets

(in thousands, except for unit information)

	June	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,013	$92,513
Accounts receivable, net of allowance for doubtful accounts	34,718	33,737
Accounts receivable - affiliates	9,018	7,666
Other	1,291	1,691

Total current assets	115,040	135,607
Land	24,340	24,340
Plant and equipment, net	24,035	26,435
Mineral rights, net	1,391,439	1,405,455
Intangible assets, net	59,549	66,950
Equity and other unconsolidated investments	262,661	269,338
Loan financing costs, net	10,357	11,502
Long-term contracts receivable - affiliate	50,787	51,732
Other assets, net	600	497

Total assets	$1,938,808	$1,991,856

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$11,765	$8,659
Accounts payable - affiliates	445	391
Current portion of long-term debt	80,983	80,983
Accrued incentive plan expenses - current portion	6,880	8,341
Property, franchise and other taxes payable	6,981	7,830
Accrued interest	15,412	17,184

Total current liabilities	122,466	123,388
Deferred revenue	149,685	142,586
Accrued incentive plan expenses	6,071	10,526
Other non-current liabilities	9,712	14,341
Long-term debt	1,033,041	1,084,226
Partners’ capital:
Common units outstanding ( 110,869,513 and 109,812,408)	609,001	606,774
General partner’s interest	10,124	10,069
Non-controlling interest	(650)	324
Accumulated other comprehensive loss	(642)	(378)

Total partners’ capital	617,833	616,789

Total liabilities and partners’ capital	$1,938,808	$1,991,856

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 14 of 17

Natural Resource Partners L.P.

Reconciliation of GAAP Financial Measures

to Non-GAAP Financial Measures

(in thousands)

Reconciliation of GAAP “Net cash provided by operating activities”

to Non-GAAP “Distributable cash flow”

	Quarter Ended		For the Six Months Ended
	June	June	June	June
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Net cash provided by operating activities	$61,008	$79,736	$99,638	$123,649
Return on direct financing lease and contractual override	303	137	600	555
Distributions from unconsolidated investments(1)	3,633	10,777	3,633	10,777
Proceeds from sale of assets	—	—	—	154

Distributable cash flow	$64,944	$90,650	$103,871	$135,135

Reconciliation of GAAP “Net cash provided by operating activities”

to Non-GAAP “Distributable cash flow”

	Quarter Ended
	June	March
	2014	2013
	(unaudited)
Net cash provided by operating activities	$61,008	$38,630
Return on direct financing lease and contractual override	303	297
Distributions from unconsolidated investments(1)	3,633	—
Proceeds from sale of assets	—	—

Distributable cash flow	$64,944	$38,927

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 15 of 17

Natural Resource Partners L.P.

Reconciliation of GAAP Financial Measures

to Non-GAAP Financial Measures

(in thousands)

Reconciliation of GAAP “Net income”

to Non-GAAP “EBITDA”

	Quarter Ended		For the Six Months Ended
	June	June	June	June
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Net income	$31,407	$41,065	$64,012	$88,971
Add depreciation, depletion and amortization	16,350	17,411	30,997	32,173
Add asset impairments	5,624	443	5,624	734
Add interest expense, gross	19,037	14,440	38,897	29,103
Add depreciation, depletion and amortization and interest relating to OCI Wyoming	4,760	2,709	9,368	5,702

EBITDA	$77,178	$76,068	$148,898	$156,683

EBITDA margin
EBITDA	$77,178	$76,068	$148,898	$156,683
Total revenues	$90,561	$86,804	$170,870	$181,136
EBITDA margin	85%	88%	87%	87%

Reconciliation of GAAP “Net income”

to Non-GAAP “EBITDA”

	Quarter Ended
	June	March
	2014	2014
	(unaudited)
Net income	$31,407	$32,605
Add depreciation, depletion and amortization	16,350	14,647
Add asset impairments	5,624	—
Add interest expense, gross	19,037	19,860
Add depreciation, depletion and amortization and interest relating to OCI Wyoming	4,760	4,608

EBITDA	$77,178	$71,720

EBITDA margin
EBITDA	$77,178	$71,720
Total revenues	$90,561	$80,309
EBITDA margin	85%	89%

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 16 of 17

Reconciliation of GAAP “Total operating costs and expenses”

to Non-GAAP “Total operating expenses before considering the impairment”

	Quarter Ended
	June	June
	2014	2013
	(unaudited)
Operating expenses
Total operating expenses as reported	$40,158	$31,472
Impairments	$(5,624)	$(443)
Total operating costs before considering the impairment	$34,534	$31,029

Reconciliation of GAAP “Net income attributable to the limited partners”

to Non-GAAP “Net income attributable to the limited partners before considering the impairment”

	Quarter Ended
	June	June
	2014	2013
	(unaudited)
Net income attributable to the limited partners
Net income as reported	$31,407	$41,065
Impairments	5,624	443
Net income before considering the impairment	$37,031	$41,508
Net income, before considering the impairment, attributable to:
General partner	$741	$830
Limited partners	$36,290	$40,678

Reconciliation of GAAP “Basic and diluted net income per unit”

to Non-GAAP “Net income per unit before considering the impairment”

	Quarter Ended
	June	June
	2014	2013
	(unaudited)
Net income per unit
Net income per unit as reported	$0.28	$0.37
Adjustment for impairments	0.05	0.00
Net income per limited partner unit, before considering the impairment	$0.33	$0.37
Weighted number of units outstanding	110,403	109,812

*	Numbers may not add due to rounding

NRP Reports 2Q 2014 Results and Confirms 2014 Guidance	Page 17 of 17

Reconciliation of GAAP “Total operating costs and expenses”

to Non-GAAP “Total operating expenses before considering the impairment”

	Quarter Ended
	June	March
	2014	2014
	(unaudited)
Operating expenses
Total operating expenses as reported	$40,158	$27,870
Impairments	(5,624)	—
Total operating costs before considering the impairment	$34,534	$27,870

Reconciliation of GAAP “Net income attributable to the limited partners”

to Non-GAAP “Net income attributable to the limited partners before considering the impairment”

	Quarter Ended
	June	March
	2014	2014
	(unaudited)
Net income attributable to the limited partners
Net income as reported	$31,407	$32,605
Impairments	5,624	—
Net income before considering the impairment	$37,031	$32,605
Net income, before considering the impairment, attributable to:
General partner	$741	$652
Limited partners	$36,290	$31,953

Reconciliation of GAAP “Basic and diluted net income per unit”

to Non-GAAP “Net income per unit before considering the impairment”

	Quarter Ended
	June	March
	2014	2014
	(unaudited)
Net income per unit
Net income per unit as reported	$0.28	$0.29
Adjustment for impairments	0.05	—
Net income per limited partner unit, before considering the impairment	$0.33	$0.29
Weighted number of units outstanding	110,403	109,848

*	Numbers may not add due to rounding

-end-